Press Release

New Dragon Asia Corp. to Announce FY2005 Results on March 21, 2006

SHENZHEN, China, March 20, 2006 - New Dragon Asia Corp. (AMEX: NWD), one of China’s leading producers of instant noodles, flour-related products and soybean powder, will announce its financial results for the full year and fourth quarter of fiscal 2005 on Tuesday, March 21, 2006.

Mr. Peter Mak, Chief Financial Officer, will host a conference call on Tuesday, March 21 at 8:30 AM (New York) / 1:30 PM (London) / 9:30 PM (China) to review the results. The conference call will also be available via webcast at: http://www.irconnect.com/nwd/pages/news.html, and will be archived on the Company’s website.

The dial-in information for the call is as follows:

In North America:
Dial-in: +1 718 354 1158
Replay: +1 718 354 1112
Passcode: 2904516

In Europe:
Dial-in: +44 (0)20 7138 0808
Replay: +44 (0)20 7806 1970
Passcode: 2904516

In Asia:
Dial-in: +81(0)3 3570 8242
Replay: +81 (0)3 3570 8212
Passcode: 2904516

The replay will be available for one week following the conclusion of the live call.

About New Dragon Asia Corp.

New Dragon Asia Corp., a Florida corporation (AMEX: NWD) is headquartered in Shandong Province, China and is engaged in the milling, sale and distribution of flour and related products, including instant noodles and soybean-derived products, to retail and commercial customers. As the fourth largest instant noodle manufacturer in China, New Dragon Asia markets its well-established Long Feng brand through a network of more than 200 key distributors and 16 regional offices in 27 Chinese provinces with an aggregate production capacity of approximately 195,000 tons of flour and more than 1.1 billion packages of instant noodles per year. Instant noodles are also exported to a growing number of countries. For more information, visit the Company’s website at www.newdragonasia.com.

Contact:

Taylor Rafferty:
New York - Jessica McCormick at +1 212 889 4350
London - Laura Martin at +44 (0)20 7614 2900
Tokyo - Yuhau Lin at +81 (0)3 5444 2730
em: newdragon@taylor-rafferty.com